EXHIBIT 3.5
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                                                      DECLARATION OF PARTNERSHIP
                                                                 Partnership Art



We,                       COMPTON PETROLEUM CORPORATION
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                                Name of Declarant


and                             867791 ALBERTA LTD.
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                                Name of Declarant

DECLARE THAT:

1.  We are carrying on or intend to carry on the business of the exploration, development and sale of natural resources
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                                Type of Business

                                    , in the province of Alberta, under the name
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    of                         COMPTON PETROLEUM
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                                  Business Name

2.   The said partnership has existed since      JANUARY 31, 2001,  and that the
                                               -------------------
                                                  Day/Month/Year
     partnership will exist;  (a)  [_]  until
                                               -------------------
                                                  Day/Month/Year

                              (b)  [X]         for an indefinite period.

3. The persons named in the declaration are the sole members of the partnership,

4.   Date of declaration              JANUARY 31, 2001
                             -------------------------------------
                                       Day/Month/Year
5. Name, Address, Occupation and Identification of Partners (if more than two partners, please attach a list)

Name:       COMPTON PETROLEUM CORPORATION
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Resident
Address:    3000, 237 - 4 AVENUE S.W., CALGARY, AB T2P 4X7
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            City, Town, Village Province Postal Code

Occupation:
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                                                Compton Petroleum Corporation

                                                Per:  /s/ Norm Knecht
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

                                                        AMENDMENT TO DECLARATION
                                                                  OF PARTNERSHIP
                                                                 Partnership Act



Name of Partnership                                  Registration Number
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COMPTON PETROLEUM                                         PT9181546
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We, the persons named as partners in the Declaration of Partnership DECLARE
THAT:

1.   The partnership name indicated above has been changed to

                                 NOT APPLICABLE.
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                             NEW NAME OF PARTNERSHIP

2.   The current partners are (IF MORE THAN TWO PARTNERS PLEASE ATTACH A LIST):

     (a)  867791 ALBERTA LTD.
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                                  NAME IN FULL

          3000, 237 - 4 AVENUE SW, CALGARY, AB T2P 4X7
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                              HOME ADDRESS IN FULL


                                              867791 Alberta Ltd.

                                              PER: /s/ Ernest G. Sapieha
                                              ----------------------------------


     (b)  COMPTON PETROLEUM CORPORATION
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                                  NAME IN FULL

          3000, 237 - 4 AVENUE SW, CALGARY, AB T2P 4X7
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                              HOME ADDRESS IN FULL


                                              Compton Petroleum Corporation

                                              PER: /s/ Norm Knecht
                                              ----------------------------------

     * See attached schedule.

3.   Do the names above reflect:
     a change of partners?                   |x|   Yes     |_|  No
     a change of home address of partner?    |_|   Yes     |x|  No

4.   Date of declaration:        2001-07-16
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                                 Year / Month / Day


                                                             APPROVED FOR FILING
                                                                 -----------
                                                                 |          |
                                                                 -----------

Name:       867791 ALBERTA LTD.
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Resident
Address:    3000, 237 - 4 AVENUE S.W., CALGARY, AB T2P 4X7
            --------------------------------------------------------------------
            City, Town, Village Province Postal Code

Occupation:
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                                                867791 Alberta Ltd.

            APPROVED FOR FILING                 Per: /s/ James P. Morin
                                                --------------------------------


This information is being collected for the purposes of corporate registry records in accordance with the Partnership Act. Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Research and Program Support, 3rd Floor, Commerce Place, 10155 - 102 Street, Edmonton, Alberta T5J 44, (780) 422-7330.

                                 SCHEDULE "A" TO
                     AMENDMENT TO DECLARATION OF PARTNERSHIP
                                       FOR
                                COMPTON PETROLEUM



ADDITIONAL PARTNERS

Name:             Hornet Energy Ltd.

Address:          3000, 237 - 4 Avenue SW
                  Calgary, AB T2P 4X7




HORNET ENERGY LTD.



Per:  /s/ Ernest G. Sapieha
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